Supplemental Agreement to

Exclusive Management Consulting and Technical Support Agreement

This Supplemental Agreement to Exclusive Management Consulting and Technical Support Agreement (this "Supplemental Agreement") is entered into by and between the following two parties in Wuhan China on October [20], 2011:

Party A: Wuhan Kingold Jewelry Co., Ltd., a corporation incorporated and validly existing in the territory of the PRC pursuant to the law of the PRC with business license registration number: 420100000023089 and legal registered office at No. Te 15, Huangpu Science and Technology Park, Jiang'an District, Wuhan.

Party B: Wuhan Vogue-Show Jewelry Co., Ltd., a Wholly-Owned Foreign Enterprise ("WFOE") registered in Wuhan of the PRC, with business license registration number: 420100400013662 and legal registered office at 5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang'an District, Wuhan.

Whereas:

1. Party A and Party B entered into the Exclusive Management Consulting and Technical Support Agreement on June 30th, 2009 (the "Agreement") and its amended agreement on September 19, 2009.
2. Yang Wen has legally acquired the 4.1667% equity interest of Party A which was formerly held by Beijing Capital Investment Co., Ltd. The modification formalities thereon have been completed.
3. Yang Wen is willing to perform the series of VIE agreements (including the Exclusive Management Consulting and Technical Support Agreement, the Pledge of Equity Agreement, the Shareholders' Voting Proxy Agreement, and the Purchase Option Agreement); therefore, it is necessary to adjust the management

consulting fees and technology use and support fees under the Agreement.

NOW, THEREFORE, with the consensus reached through negotiation, both parties have agreed on the amendments as follows:

1. Change Article 10 of the Agreement to:

   "Clause 10 Period of Management Consulting and Technical Support

   The period of management consulting and technical support shall start as of the day when this Agreement comes into effect and ends as at the earliest one of the following dates:

   1. the day when Party A's operating period expires ("Management Consulting Period");

   2. the day when the management consulting is terminated by both parties hereto through negotiation; or

   3. the day when Party B completes the acquisition of all the equities or all the assets of Party A. "

2. Change Article 11of the Agreement to:

   "Clause 11 Fees and Payment for Management Consulting and Technical Support

   In order to fulfill the management consulting and technical support under this Agreement, Party A shall pay on a monthly basis management consulting fees and technology use and support fees in principle equal to all profits, if any, of that month of Party A to Party B. These fees that Party A shall pay to Party B are paid in the following manner: within the term of this Agreement, after the costs and expenses are deducted for that month, 75% of all incomes of Party A obtained that month are used to pay management consulting fees and 25% of the same as technology use and support fees; if the incomes of Party A that month are zero or negative after the costs and expenses and taxes are deducted for that month, Party A will not pay Party B management consulting fees and technology use and support fees, and the loss of that month shall be deducted from the management

consulting fees and technology use and support fees of the following months. Party A and Party B shall compute the management consulting fees and technology use and support fees for the previous month within fifteen (15) business days after the start of the next month. All payment to be made by Party A hereunder shall be made free and clear of and without deduction for or on account of tax, unless Party A is required to make such payment subject to the deduction or withholding of tax.

Should Party A fail to pay all or any part of the fees due to Party B under this Clause within the time limits stipulated, Party B shall pay to Party A interest in RMB on the amount overdue based on the three (3) month lending rate for RMB announced by the Bank of China on the relevant due date."

3. Change Article 23 of the Agreement to:

"Clause 23 Effect and Termination of this Agreement

1. This Agreement shall come into effect as of the day when the seals of both parties are affixed to it and the authorized representatives of both parties sign on it, and shall terminate on the day of the acquisition of all the equities or all the assets of Party A.

2. The term of this Agreement may be extended by Party A in its sole discretion before the termination or expiration of this Agreement. The term of extension shall be determined through mutual agreement by both parties to this Agreement.

3. Before Party B's acquisition of all the equities or assets of Party A, unless otherwise agreed on through negotiation by both parties, neither party can terminate in advance or amend this Agreement, except otherwise stipulated in this Agreement.

4. The rights and obligations of both Parties under Clause 12.11 regarding indemnity and Clause 19 regarding confidentiality shall survive the termination of this Agreement."

4. Other provisions of the Agreement shall remain unchanged.

5. Should there be any conflicts between the Supplemental Agreement, the provisions of this Supplemental Agreement shall prevail. Any matters which are not included in this Supplemental Agreement shall be subject to the Agreement.

6. This Supplemental Agreement is written in both Chinese and English and executed by both parties, and the two versions have the same effect. Should there be any discrepancy between the two language versions, the Chinese version shall prevail.

7. This Amendment Agreement shall come into effect as of the day when the seals of both parties are affixed to it and the authorized representatives of both parties sign on it.

8. This Amendment Agreement shall be executed in two counterparts, each party holds one. Each of the copies shall be deemed as the original one and has the same effect.

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In witness hereof, both parties have signed this Agreement on the date specified on the first page of this Agreement.

Party A: Wuhan Kingold Jewelry Co., Ltd. (seal)

Authorized Representative (signature): ______________

Party B: Wuhan Vogue-Show Jewelry Co., Ltd. (seal)

Authorized Representative (signature): ______________